EXHIBIT 11

                        LASALLE FINANCIAL PARTNERS, L.P.
                                    Suite 500
                             350 E. Michigan Avenue
                            Kalamazoo, Michigan 49007
                             ______________________
                            Telephone (616) 344-4993
                            Facsimile (616) 382-2382


   September 19, 1997

   James A. Koessel
   Vice President and Secretary
   Bank West Financial Corporation
   2185 Three Mile Road, N.W.
   Grand Rapids, Michigan 49544

   Dear Mr. Koessel:

   On behalf of LaSalle Financial Partners, Limited Partnership, please be advised that the Partnership hereby withdraws its notice of intent to nominate Richard J. Nelson for election to the Board of Directors of Bank West Financial Corporation, at the 1997 Annual Meeting of Shareholders.

   Sincerely,

   LA SALLE FINANCIAL PARTNERS, L.P.

   By:  LaSalle Capital Management, Inc.

   /s/ Richard J. Nelson

   By:  Richard J. Nelson
        President

   RJN:aln